Exhibit 99.1

ABIOMED ANNOUNCES SECOND QUARTER REVENUE OF $266 MILLION, UP 11% IN CONSTANT CURRENCY*, UP 7% ON A REPORTED BASIS YEAR OVER YEAR

Danvers, Mass. — November 1, 2022 – ABIOMED, Inc. (NASDAQ: ABMD), a leader in breakthrough heart, lung and kidney support technologies, today announces financial results for the quarter ended September 30, 2022.

Second Quarter 2023 Financial Highlights:

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Revenue of $266 million, an increase of 11% in constant currency, or 7% on a reported basis. This represents Abiomed’s 7th consecutive quarter of double-digit constant currency growth.
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Worldwide product revenue of $253 million, an increase of 11% in constant currency, or 7% on a reported basis. Within the quarter, procedural volumes were impacted in July due to extended physician vacations, coupled with ongoing hospital labor shortages. The company saw an improvement in patient utilization in August and September as the impact from these headwinds moderated.
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U.S. product revenue of $208 million, an increase of 10% on a reported basis.
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OUS product revenue of $45 million, an increase of 16% in constant currency, or a decrease of 2% on a reported basis.
o
Europe product revenue for the quarter totaled $29 million, an increase of 9% in constant currency, or a decrease of 7% on a reported basis.
o
Japan product revenue for the quarter totaled $12 million, an increase of 28% in constant currency, or 2% on a reported basis. In the quarter, Japan had a record patient utilization and a local currency revenue record.
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Gross margin of 81.6% compared to 82.3% in the same period of the prior fiscal year.
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GAAP income from operations of $58 million, or 21.8% operating margin, compared to $60 million, or 24.4% operating margin, in the same period of the prior fiscal year. GAAP income from operations and GAAP operating margin were equal to non-GAAP income from operations* and non-GAAP operating margin* for the quarter and the same period of the prior fiscal year as there were no non-GAAP adjustments in the respective periods.
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GAAP net income per diluted share of $2.32, an increase of 87% compared to the same period of the prior fiscal year. Non-GAAP net income per diluted share* of $1.30, an increase of 26%.
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As of September 30, 2022, the company had $937 million of cash, cash equivalents and marketable securities and no debt.

“In our fiscal Q2, Abiomed delivered another double-digit constant currency revenue growth quarter despite the challenging environment in July. This performance highlights the resiliency of our product portfolio, which enables the treatment of urgent and emergent patient populations,” said Michael R. Minogue, Abiomed’s Chairman, President and Chief Executive Officer. “We also made significant progress on high-risk PCI, STEMI and cardiogenic shock publications and innovation milestones for the Low-Profile Sheath, Breethe Oxy-1 ECMO System, Impella RP Flex and Impella ECP. Our innovation, clinical evidence and dedicated field team will enable long-term, sustainable growth as we become the global standard for the field of heart recovery.”

Recent Advancements in Innovation and Clinical Data:

Innovation

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On October 17, the company announced that the U.S. FDA granted 510(k) clearance for the Impella Low Profile Sheath. Compared to the existing 14 French (Fr) sheath used for placement of Impella CP, the new sheath reduces the outer diameter by nearly 2 Fr and is the first sheath specifically engineered to be compatible with the Impella single-access technique. As a result of its smaller size and other technological advancements, the Low Profile Sheath will facilitate easier Impella insertion and removal, reduce procedural steps and help improve patient outcomes.
•
On October 31, the company announced that Impella RP Flex with SmartAssist has received U.S. FDA PMA, the FDA’s highest level of approval, as safe and effective to treat acute right heart failure for up to 14 days.
•
In October, the company resubmitted for 510(k) clearance of the Abiomed Breethe Oxy-1 System, that enables treatment for patients in respiratory failure. The company anticipates receiving clearance and reintroducing the Abiomed Breethe Oxy-1 system to the U.S. market in the fiscal fourth quarter.
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The company reaffirms its expectation to enroll the first patient in the Impella ECP pivotal trial by the end of the calendar year with the latest version of the Impella ECP product approved by the U.S. FDA for the pivotal study.

Clinical Data

•
On August 16, the company announced the results of the RESTORE EF study demonstrating Impella-supported high-risk percutaneous coronary intervention (PCI) leads to significant improvements in left ventricular ejection fraction (LVEF), angina symptoms and heart failure symptoms at follow-up. The study, which was published online August 12 in JSCAI, builds on the largest clinical data set ever collected for high-risk PCI and further validates the LVEF and quality of life benefits associated with Impella-supported procedures.
•
On September 16, the company announced two approvals from the U.S. Food and Drug Administration (FDA) related to clinical research of Impella heart pumps in acute myocardial infarction (AMI) cardiogenic shock patients. The FDA approved the on-label RECOVER IV randomized controlled trial (RCT) with Exception from Informed Consent (EFIC) in AMI cardiogenic shock patients, which reduces the ethical and logistical burden of enrollment. The FDA also approved and closed Impella’s prospective AMI cardiogenic shock post-approval study (PAS), RECOVER III.
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In September, at the Transcatheter Cardiovascular Therapeutics (TCT) 2022 Conference, Impella was featured in more than 60 presentations and multiple live cases. Physician-researchers presented clinical data demonstrating Impella leads to higher survival rates for cardiogenic shock patients and quality of life improvements for heart failure patients. Key data presented includes:
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The results of a new per-protocol analysis of the ST-segment Elevation Myocardial Infarction Door-To-Unload (STEMI DTU) pilot trial data were presented by Navin K. Kapur, MD, executive director of the Cardiovascular Center for Research and Innovation (CVCRI) at Tufts Medical Center and the principal investigator for the STEMI DTU pivotal RCT. The results show significantly reduced infarct size in patients who received left ventricular (LV) unloading with Impella CP for 30 minutes prior to their PCI compared to patients who received LV unloading followed by immediate PCI.
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Two analyses from Japan that are the result of three-year, investigator-led studies of all Impella-supported patients treated at 109 hospitals in Japan. These patients are included in the J-PVAD registry, a registry conducted by 10 Japanese professional societies, including the Japanese Circulation Society. The first analysis examined 293 consecutive Impella-supported AMICS patients and results showed 30-day survival rates of 81% for AMI cardiogenic shock patients. Historical cardiogenic shock survival rates without Impella and best practices are approximately 50%. The second analysis examined patients with cardiogenic shock due to myocarditis which demonstrates a 77% survival at 30 days for patients who received Impella support or Impella plus VA ECMO support, known as ECpella. A previous analysis of myocarditis patients who only received VA ECMO support found 48% survival at 30 days.

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On October 13, the company announced results of an analysis from the Premier Healthcare Database conducted by Andrew Lanksy, MD, professor of medicine at the Yale School of Medicine and a practicing cardiologist at Yale-New Haven Hospital, found that patients who underwent a non-emergent high-risk PCI with the Impella heart pump had significantly improved survival, reduced myocardial infarction, reduced cardiogenic shock after PCI and shorter length of stay than matched patients treated with an intra-aortic balloon pump (IABP). The study was published October 7 in The American Journal of Cardiology.
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On October 20, the company announced the U.S. FDA has accepted and closed the post-approval study related to the Impella RP heart pump. This is the last of five post-approval studies related to Impella heart pumps over the past seven years since its initial PMA was received.

*ABOUT NON-GAAP FINANCIAL MEASURES

To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the company uses non-GAAP financial measures as described below. The company uses these non-GAAP financial measures for financial and operational decision-making and to evaluate period-to-period comparisons. The company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting, and analyzing future periods. The company believes these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by institutional investors and the analyst community to help them analyze the performance of the company’s business and financial results.

The company uses the following non-GAAP financial measures:

Non-GAAP income from operations: The company defines non-GAAP income from operations as income from operations, excluding charges for the acquired in-process research and development related to the preCARDIA acquisition.

Non-GAAP operating margin: The company defines non-GAAP operating margin as operating margin, excluding charges for the acquired in-process research and development related to the preCARDIA acquisition.

Non-GAAP net income and net income per diluted share: The company defines non-GAAP net income and net income per diluted share as net income and net income per diluted share, excluding charges for the acquired in-process research and development related to the preCARDIA acquisition, the gain recognized on its previously owned minority interest in preCARDIA, unrealized (gains) losses on its investment in Shockwave Medical, excess tax benefits and shortfall expenses associated with stock-based compensation and unrealized (gains) losses on other investments related to (upward) downward adjustments due to observable price changes. The tax effects of the non-GAAP items are determined by applying a calculated non-GAAP effective tax rate. Without these tax effects, investors would only see the gross effect that these non-GAAP adjustments had on the company’s operating results. The company defines non-GAAP net income per diluted share as non-GAAP net income divided by non-GAAP diluted shares, which are calculated as GAAP weighted average outstanding shares plus dilutive potential shares outstanding during the period.

Constant currency: The company defines constant currency revenue growth as the change in revenue between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. The company presents constant currency revenue growth because management believes it provides meaningful information regarding the company’s revenue results on a consistent and comparable basis.

Refer to the “Reconciliation of GAAP to Non-GAAP Financial Measures” and "Reconciliation of GAAP to Non-GAAP Constant Currency" sections of this press release.

The company reports non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The company believes it is useful to exclude certain items because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods. The company believes that non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand its business.

CONFERENCE CALL DETAILS

Given the proposed acquisition of Abiomed by Johnson & Johnson (NYSE: JNJ) announced this morning, Abiomed will not be hosting the previously scheduled earnings conference call today. A conference call to discuss the proposed transaction will be held at 8:00 a.m. ET today, Tuesday, November 1, 2022. To listen to the call live, please tune into the webcast via the Johnson & Johnson website.

ABOUT ABIOMED

Based in Danvers, Massachusetts, USA, Abiomed, Inc., is a leading provider of medical technology that provides circulatory support and oxygenation. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com. Abiomed, Impella, Impella 2.5, Impella 5.0, Impella LD, Impella CP, Impella RP, Impella 5.5, Impella Connect, and SmartAssist are registered trademarks of Abiomed, Inc., and are registered in the U.S. and certain foreign countries. Impella ECP, Impella BTR, STEMI DTU, Automated Impella Controller, Abiomed Breethe OXY-1 System and preCARDIA are pending trademarks of Abiomed, Inc.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including, without limitation, statements regarding development of Abiomed's existing and new products and the impact of recently received regulatory approvals. All statements, other than statements of historical facts, may be forward-looking statements. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “should,” “likely,” “will” and other words and terms of similar meaning.

The company's actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including, without limitation: the impact of the COVID-19 pandemic; the company’s dependence on Impella® products; fluctuating competition and market acceptance of the company’s products; the company’s ability to effectively manage its growth; the company’s ability to successfully commercialize its products; evolving regulatory environments in certain jurisdictions, including regulatory compliance; enforcement actions and product liability suits relating to off-label uses of the company’s products; unsuccessful clinical trials or procedures relating to products under development; shifting third-party reimbursement policies; compliance with manufacturing standards; manufacturing capacity and relationships with suppliers; changing international markets and the company’s ability to manage and integrate acquired companies. These and other factors are detailed in the company's filings with the Securities and Exchange Commission (the “SEC”), including the most recently filed Annual Report on Form 10-K and the filings subsequently filed with or furnished to the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. Unless otherwise required by law, the company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that occur after the date of this release.

For further information please contact:

Todd Trapp	Jenny Leary
Executive Vice President and Chief Financial Officer	Associate Director, U.S. Communications
978-646-1680	978-882-8491
ttrapp@abiomed.com	jleary@abiomed.com

Abiomed, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	September 30, 2022	March 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$182,335	$132,818
Short-term marketable securities	638,037	625,789
Accounts receivable, net	94,475	90,608
Inventories, net	102,237	93,981
Prepaid expenses and other current assets	45,714	33,277
Total current assets	1,062,798	976,473
Long-term marketable securities	116,871	220,089
Property and equipment, net	195,157	202,490
Goodwill	72,960	76,786
Other intangibles, net	36,833	39,518
Deferred tax assets	18,881	10,552
Other assets	193,044	147,485
Total assets	$1,696,544	$1,673,393
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$35,070	$35,346
Accrued expenses	69,434	72,629
Deferred revenue	25,962	26,362
Other current liabilities	3,594	4,120
Total current liabilities	134,060	138,457
Other long-term liabilities	7,013	9,319
Contingent consideration	14,995	21,510
Deferred tax liabilities	689	781
Total liabilities	156,757	170,067
Stockholders' equity:
Class B Preferred Stock, $.01 par value	—	—
1,000 shares authorized; issued and outstanding - none
Common stock, $.01 par value	452	455
100,000 shares authorized; 48,418 and 48,258 shares issued as of September 30, 2022 and March 31, 2022, respectively
45,172 and 45,545 shares outstanding as of September 30, 2022 and March 31, 2022, respectively
Additional paid in capital	904,755	870,074
Retained earnings	1,125,199	964,512
Treasury stock at cost - 3,246 and 2,713 shares as of September 30, 2022 and March 31, 2022, respectively	(443,974)	(304,555)
Accumulated other comprehensive loss	(46,645)	(27,160)
Total stockholders' equity	1,539,787	1,503,326
Total liabilities and stockholders' equity	$1,696,544	$1,673,393

Abiomed, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2022	2021	2022	2021
Revenue	$265,921	$248,142	$543,070	$500,727
Cost of revenue and operating expenses:
Cost of revenue	48,880	43,886	101,506	89,074
Research and development	42,089	41,041	82,566	78,749
Selling, general and administrative	116,958	102,779	234,954	206,263
Acquired in-process research and development	—	—	—	115,490
	207,927	187,706	419,026	489,576
Income from operations	57,994	60,436	124,044	11,151
Interest and other income, net	80,709	6,835	84,481	46,770
Income before income taxes	138,703	67,271	208,525	57,921
Income tax provision	32,570	10,318	47,838	27,493
Net income	$106,133	$56,953	$160,687	$30,428

Net income per share - basic	$2.34	$1.25	$3.53	$0.67
Weighted average shares outstanding - basic	45,372	45,437	45,475	45,374

Net income per share - diluted	$2.32	$1.24	$3.51	$0.66
Weighted average shares outstanding - diluted	45,711	45,893	45,812	45,857

Abiomed, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2022	2021	2022	2021
GAAP income from operations	$57,994	$60,436	$124,044	$11,151
Acquired in-process research and development (1)	—	—	—	115,490
Non-GAAP income from operations	$57,994	$60,436	$124,044	$126,641

GAAP operating margin	21.8%	24.4%	22.8%	2.2%
Non-GAAP operating margin	21.8%	24.4%	22.8%	25.3%

GAAP net income	$106,133	$56,953	$160,687	$30,428
Acquired in-process research and development (1)	—	—	—	115,490
Gain on previously held interest in preCARDIA (2)	—	—	—	(20,980)
Gain on investment in Shockwave Medical (3)	(10,946)	(3,611)	(7,318)	(16,912)
(Excess tax benefits) shortfall expenses on stock-based compensation (4)	41	(6,171)	(930)	(9,801)
Gain on other investments (5)	(35,825)	—	(35,825)	—
Non-GAAP net income	$59,403	$47,171	$116,614	$98,225

GAAP net income per diluted share	$2.32	$1.24	$3.51	$0.66
Acquired in-process research and development (1)	—	—	—	2.52
Gain on previously held interest in preCARDIA (2)	—	—	—	(0.46)
Gain on investment in Shockwave Medical (3)	(0.24)	(0.08)	(0.16)	(0.37)
(Excess tax benefits) shortfall expenses on stock-based compensation (4)	—	(0.13)	(0.02)	(0.21)
Gain on other investments (5)	(0.78)	—	(0.78)	—
Non-GAAP net income per diluted share	$1.30	$1.03	$2.55	$2.14

GAAP diluted weighted-average shares outstanding	45,711	45,893	45,812	45,857
Non-GAAP diluted weighted-average shares outstanding	45,711	45,893	45,812	45,857

Notes:

(1)
In May 2021, the company acquired the remaining interest in preCARDIA for $82.8 million. The company determined that substantially all of the fair value of the acquisition related to the acquired in-process research and development asset, which resulted in accounting for the transaction as an asset acquisition. The fair value of the acquired in-process research and development asset of $115.5 million is primarily comprised of the net consideration paid for the acquired remaining interest of $82.8 million and our previously owned minority interest in preCARDIA of $32.4 million. Since the acquired technology platform is pre-commercial and has not reached technical feasibility as defined by the accounting rules, the cost of the in-process research and development asset was expensed, resulting in a charge of $115.5 million within the condensed consolidated statements of operations for the six months ended September 30, 2021.
(2)
The company recognized a gain of $21 million related to its previously owned minority interest in preCARDIA as described in note (1) above, within the condensed consolidated statements of operations for the six months ended September 30, 2021.
(3)
Amount represents the unrealized gain on investment in Shockwave Medical in each respective period presented. The company recognized an unrealized gain on investment of $14.5 million ($11.0 million, net of tax) and an unrealized gain on investment of $4.8 million ($3.6 million, net of tax) within interest and other income, net for the three months ended September 30, 2022 and 2021, respectively. The company recognized a net unrealized gain on investment of $9.7 million ($7.3 million, net of tax) and an unrealized gain on investment of $22.4 million ($16.9 million, net of tax) within interest and other income, net for the six months ended September 30, 2022 and 2021, respectively.
(4)
Amount represents the impact of (excess tax benefits) shortfall expenses associated with stock-based compensation in each respective period presented. The company recognized $41.0 thousand of shortfall expenses and $6.2 million of excess tax benefits for the three months ended September 30, 2022 and 2021, respectively. The company recognized excess tax benefits of $0.9 million and $9.8 million for the six months ended September 30, 2022 and 2021, respectively.
(5)
Amount represents the unrealized gain on other investments. The company recognized an unrealized gain on investment of $47.5 million ($35.8 million, net of tax) for the three months ended September 30, 2022.

Refer to "About Non-GAAP Financial Measures" section of this press release.

Abiomed, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Constant Currency
(Unaudited)
(in thousands)

Total revenue by region:
	For the Three Months Ended September 30,
	2022	2021	% Change	Currency Impact	Constant Currency
United States	$218,943	$200,485	9%	—%	9%
Europe	30,269	32,527	(7)%	16%	9%
Japan	12,467	12,267	2%	26%	28%
Rest of world	4,242	2,863	48%	—%	48%
Outside the U.S.	46,978	47,657	(1)%	17%	16%
Total revenue	$265,921	$248,142	7%	4%	11%

	For the Six Months Ended September 30,
	2022	2021	% Change	Currency Impact	Constant Currency
United States	$445,462	$407,627	9%	—%	9%
Europe	64,105	64,764	(1)%	15%	14%
Japan	25,702	23,552	9%	24%	33%
Rest of world	7,801	4,784	63%	—%	63%
Outside the U.S.	97,608	93,100	5%	16%	21%
Total revenue	$543,070	$500,727	8%	4%	12%

Product revenue by region:
	For the Three Months Ended September 30,
	2022	2021	% Change	Currency Impact	Constant Currency
United States	$207,948	$189,761	10%	—%	10%
Europe	29,042	31,328	(7)%	16%	9%
Japan	12,014	11,833	2%	26%	28%
Rest of world	4,242	2,863	48%	—%	48%
Outside the U.S.	45,298	46,024	(2)%	18%	16%
Total product revenue	$253,246	$235,785	7%	4%	11%

	For the Six Months Ended September 30,
	2022	2021	% Change	Currency Impact	Constant Currency
United States	$423,514	$387,220	9%	—%	9%
Europe	61,611	62,557	(2)%	15%	13%
Japan	24,792	22,698	9%	24%	33%
Rest of world	7,800	4,784	63%	—%	63%
Outside the U.S.	94,203	90,039	5%	16%	21%
Total product revenue	$517,717	$477,259	8%	4%	12%

Refer to "About Non-GAAP Financial Measures" section of this press release.